Exhibit 21.1

Subsidiaries of the Registrant

Legal Name of Subsidiary	Jurisdiction of Organization
RhythmOne Ltd	UK
Unruly Group US Holding, Inc.	USA
Unruly Group, LLC	USA
blinkx (Canada) Inc.	Canada
R1Demand, LLC	USA
RadiumOne UK Ltd	UK
RadiumOne SARL	France
RadiumOne S.R.L.	Italy
RadiumOne Netherlands BV	Netherlands
RadiumOne Singapore Pte Ltd	Singapore
RadiumOne Pty Limited	Australia
Perk Inc. (Ontario)	Canada
Perk.com US Inc	USA
Perk.com Software Private Limited	India
Perk.com Canada Inc	Canada
YuMe, Inc.	USA
YuMe Holdings, Inc.	USA
YuMe Europe Ltd	UK
YuMe Europe Ltd, France branch	France
YuMe Germany GmbH	Germany
YuMe Spain SL	Spain
YuMe Digital Advertising HK	Hong Kong
YuMe Advertising (China) Co. Ltd.	China
YuMe Advertising Private Limited (India)	India
YuMe Digital Advertising Mexico	Mexico
YuMe Chile SpA	Chile
Taptica Japan	Japan
Taptica UK	UK
Unruly Holdings Ltd	UK
Unruly Media Inc	USA
Unruly Group Ltd	UK
Unruly Media Ltd	UK
Unruly Media GmbH	Germany
Unruly Media SARL	France
Unruly Media AB	Sweden
Unruly Media AS	Norway
Unruly Media Pte Ltd	Singapore
Unruly Media KK (Tokyo)	Japan
Unmedia Video Distribution Sdn Bhd	Malaysia